EXHIBIT 24 (b) (10) (b)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.

To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (File No. 333-68164) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,





/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President, Tax and ERISA Counsel
PHL Variable Insurance Company






Dated: November 3, 2005